SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

AXION POWER INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

AXION POWER INTERNATIONAL, INC.
(A Delaware Corporation)

3601 Clover Lane, New Castle PA 16105
(724) 654-9300

NOTICE OF THE
ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of AXION POWER INTERNATIONAL, INC. (the “Company”):

The Axion Power International, Inc. Annual Meeting of Stockholders (the “annual meeting”) will be held on June 9, 2010, at Radisson Hotel Sharon, 3377 New Castle Road, West Middlesex, PA 16159 at 10:00 AM, for the following purposes:

1.	To elect 2 directors to serve until the expiration of their terms and thereafter until their successors have been duly elected and qualified;
2.	To ratify the selection of EFP Rotenberg, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010;
3.	To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100 million to 125 million; and
4.	To transact such other business as may be properly brought before the annual meeting and any adjournment or postponement thereof.

Any action on the items of business described above may be considered at the time and on the date specified above or at any other time and date to which the annual meeting may be properly adjourned or postponed.

Holders of record of the Company’s common stock at the close of business on Friday, April 16, 2010 (the “Record Date”) , are entitled to notice of, and to vote at, the Annual Meeting. You are invited to attend the meeting. Whether or not you plan to attend in person, you are urged to sign and return immediately the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed in the United States. The proxy is revocable and will not affect your right to vote in person if you are a stockholder of record and attend the meeting. If your shares are held through an intermediary such as a broker or bank, you should present proof of your ownership as of the record date, such as a recent account statement reflecting your holdings as of the record date, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

A list of stockholders entitled to vote will be available at the meeting and during ordinary business hours for ten (10) days prior to the meeting at our corporate offices, 3601 Clover Lane, New Castle, Pennsylvania 16105, for examination by any stockholder who is a stockholder as of the Record Date for any legally valid purpose related to the meeting.

We encourage you to take an active role in the affairs of your company by either attending the meeting in person or by executing and returning the enclosed proxy card.

By Order of the Board of Directors,

/s/ Thomas Granville
THOMAS GRANVILLE
Chief Executive Officer
May 3, 2010

To ensure your representation at the annual meeting, please fill in, sign, date and return the attached proxy using the enclosed addressed envelope. By returning the enclosed proxy, you will not affect your right to revoke doing so in writing or to cast your vote in person should you later decide to attend the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 9, 2010:
The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2009 are available at www.vfnotice.com/axion .

AXION POWER INTERNATIONAL, INC.

PROXY STATEMENT FOR THE

2010 ANNUAL MEETING OF STOCKHOLDERS

JUNE 9, 2010

The enclosed proxy is solicited by the board of directors (the “board”) of Axion Power International, Inc., a Delaware corporation (“we,” “our” or “us”) for use in voting at the 2010 Annual Meeting of Stockholders (the “annual meeting”) to be held, on June 9, 2010, at 10:00 AM and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about May 7, 2010.

TABLE OF CONTENTS

Voting Procedures Questions And Answers Regarding This Proxy	2

Security Ownership Of Certain Beneficial Owners And Management	3

Proposal One: Election Of Directors	5

Corporate Governance	10

Proposal Two: Ratification of Selection of Independent Registered Public Accounting Firm for Fiscal Year 2010	12

Proposal Three: Amendment to Certificate of Incorporation to Increase Authorized Shares	14

Principal Accountant Fees And Services	14

Executive Compensation	17

Director Compensation	20

Certain Relationships And Related Transactions	22

Legal Proceedings	22

Section 16(A) Reporting	24

Other Business	24

Proxy Solicitation and Voting Information

We are paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by our regular employees without additional compensation. We will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to our stockholders.

YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE BY COMPLETING, SIGNING AND DATING THE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE WE HAVE ENCLOSED FOR YOUR CONVENIENCE. PLEASE READ THE INSTRUCTIONS ON THE PROXY CARD REGARDING YOUR VOTING OPTIONS.

Who May Vote?

If you were a stockholder on our records at the close of business on April 16, 2010, you may vote at the annual meeting. On that day, there were 84,653,302 shares of common stock issued and outstanding.

If your shares are held through an intermediary such as a broker or a bank, you will not be entitled to vote at the meeting unless you present a proxy signed by the intermediary that entitles you to vote in person. To simplify the voting process, the board of directors asks all stockholders who hold shares through intermediaries to complete the proxy card and vote through the intermediary, even if they intend to attend the meeting in person.

How Many Votes Do I Have?

Holders of common stock are entitled to cast one vote for each share held by them on the record date. Our Certificate of Incorporation and By-Laws do not provide for cumulative voting. The board requests your proxy to insure that your shares will count toward a quorum and be voted at the annual meeting.

How May I Vote?

In order to vote, you must either designate a proxy to vote on your behalf or attend the annual meeting and vote your shares in person. Stockholders who hold shares through intermediaries should complete, sign, date and return their proxy cards in the postage-paid envelope provided.

How Will The Board Vote My Proxy?

A properly executed proxy received by our secretary prior to the meeting, and not revoked, will be voted as directed by the stockholder. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the board. If you provide no specific direction, your shares will be voted FOR the election of the directors nominated by the board, FOR the ratification of the selection of EFP Rotenberg, LLP, as our independent registered public accounting firm and FOR the amendment to our Certificate of Incorporation to increase authorized shares of Common Stock from 100 million to 125 million. If any other matter should be presented at the annual meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted in accordance with the judgment of the holders of the proxy.

How Can I Revoke My Proxy?

If you hold our shares in registered form, you may change your mind and revoke your proxy at any time before it is voted at the meeting by:

•	Sending a written revocation of your proxy to our secretary, which must be received by us before the annual meeting commences;

•	Transmitting a proxy by mail at a later date than your prior proxy, which must be received by us before the annual meeting commences; or

•	Attending the annual meeting and voting in person or by proxy.

If you hold your shares through a broker or other intermediary, you will need to contact your intermediary if you wish to revoke your proxy.

Voting Shares Held by Brokers, Banks and Other Nominees

If you hold our shares in a broker, bank or other nominee account, you are a “beneficial owner” of shares that are registered in “street name.” In order to vote your shares, you must give voting instructions to the bank, broker or other intermediary that serves as the “nominee holder” of your shares. We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of our shares. Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder. If a beneficial owner fails to instruct a broker or other nominee, his shares will not be voted on any matter other than the election of directors. The shares will, however, be voted by brokers and other nominee holders for the election of the directors nominated by the board.

Upon What Matters Are Shareholders Entitled to Vote?

Holders of common stock are entitled to vote on all matters brought before this Annual Meeting.

Required Quorum

Our By-Laws specify that the holders of a majority of our outstanding shares entitled to vote will constitute a quorum for purposes of the meeting. This provision will require the holders of at least 42,326,652 shares of our common stock to be represented at the annual meeting in person or by proxy.

Required Vote

With respect to the various proposals included in this Proxy Statement:

•
A plurality of the votes cast by holders of common stock is required for the election of board of directors.  Tom Granville and Robert Averill are the director nominees who are nominated for these director positions.

•
The affirmative vote of a majority of the votes cast by holders of our shares of common stock is required to ratify the selection of EFP Rotenberg, LLP, as our independent registered public accounting firm.

•
The affirmative vote of a majority of the votes cast by holders of our shares of common stock is required to approve the amendment to our Certificate of Incorporation to increase the authorized shares of our Common Stock from 100 million to 125 million.

Any vote that is characterized as an abstention is not counted as a vote cast. Broker non-votes that relate to shares held for the benefit of beneficial owners who do not provide voting instructions are not counted as votes cast. Abstentions and broker non-votes are, however, considered as shares present at the meeting for purposes of determining the presence of a quorum.

We are not aware of any business that will be presented for consideration at the meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the meeting, the persons named on the enclosed proxy card will vote on such matters in accordance with their best judgment.

Security Ownership Of Certain Beneficial Owners And Management

A copy of our Annual Report on Form 10-K for the year ended December 31, 2009 is being furnished to each Stockholder with this Proxy Statement.

On March 17, 2010, we had 84,653,302 shares of common stock. The following table sets forth certain information with respect to the beneficial ownership of our securities as of March 17, 2010, for (i) each of our directors and executive officers; (ii) all of our directors and executive officers as a group; and (iii) each person who we know beneficially owns more than 5% of our common stock.

Beneficial ownership data in the table has been calculated based on the Securities and Exchange Commission rules that require us to identify all securities that are exercisable for or convertible into shares of our common stock within 60 days of March 17, 2010 and treat the underlying stock as outstanding for the purpose of computing the percentage of ownership of the holder.

Except as indicated by the footnotes following the table, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all capital stock held by that person. The address of each named executive officer and director, unless indicated otherwise by footnote, is c/o Axion Power International, Inc. 3601 Clover Lane, New Castle PA 16105.

	Common Stock	Warrant & Options (1)	Combined Ownership	Percentage

Quercus Trust (2) 1835 Newport Blvd A109 – PMB 467 Cosa Mesa, CA 92627	8,571,429	10,000,000	18,571,429	19.6%
AWM Investment Company, Inc. (3) Special Situations Cayman Fund LP (3) 527 Madison Avenue, Suite 2600 c/o Austin W Marxe & David M Greenhouse	1,754,386	—	1,754,386	2.1%
AWM Investment Company, Inc. (3) Special Situations Private Equity Fund 527 Madison Avenue, Suite 2600 c/o Austin W Marxe & David M Greenhouse	1,315,789	—	1,315,789	1.6%
AWM Investment Company, Inc. (3) Special Situations Technology Fund LP 527 Madison Avenue, Suite 2600 c/o Austin W Marxe & David M Greenhouse	798,246	—	798,246	0.9%
AWM Investment Company, Inc. (3) Special Situations Technology Fund II LP 527 Madison Avenue, Suite 2600 c/o Austin W Marxe & David M Greenhouse	4,903,509	—	4,903,509	5.8%
James E. Winner Jr. & Donna C Winner JT TEN (4) Winner Building, 32 West State Street, Sharon, PA 16146	8,245,614	—	8,245,614	9.7%
Manatuck Hill Partners, LLC (5) 1465 Post Road East Westport, CT 06880	7,200,000	—	7,200,000	8.5%
Hare & Co. (6) Bank of New York Mellon, One Wall Street, New York NY 10286 Attn Anthony V. Saviano 3rd floor / Window A	7,150,000	—	7,150,000	8.4%
Gelbaum, David (7)	8,571,429	10,000,000	18,571,429	19.6%
Averill, Robert	3,772.059	1,249,183	5,021,242	5.8%
Glenn Patterson	2,812.001	499,145	3,311,146	3.9%
Filipenko, Igor (8)	1,217,197	82,659	1,299,856	1.5%
Granville, Tom	696,596	262,500	959,096	1.1%
Buiel, Edward	311,000	165,000	476,000	*
Nelson , Robert	36,000	108,000	144,000	*
Hillier, Donald	30,000	95,000	125,000	*
Wainwright, Walker	—	13,555	13,555	*
Schmidt, Howard	—	37,500	37,500	*
Hirschman, Stan	—	30,000	30,000	*
Kishinevsky, Michael	—	29,500	29,500	*
Bartlett, Joseph	—	—	—	*
Anthony, David	—	—	—	*
Directors and officers as a group (14 persons)	17,446,282	12,572,042	30,018,324	30.9%

*	Less than 1%
(1)	Represents shares of common stock issuable upon exercise of warrants and options held by the stockholder that are presently exercisable or will become exercisable within 60 days.
(2)	The trustees of The Quercus Trust are Mr. David Gelbaum and Ms. Monica Chavez Gelbaum, each with shared voting and dispositive power over the shares held by this trust.
(2)
AWM Investment Company, Inc. (“AWM”) the general partner of and investment adviser to the Special Situations Cayman Fund, L.P.  AWM also serves as the investment adviser to, Special Situations Private Equity Fund, L.P., Special Situations Technology Fund II, L.P. and Special Situations Technology Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of AWM. Through their control of AWM, Messrs. Marxe and Greenhouse share voting and investment power over the portfolio securities of each of the funds listed above.

(4)	James E. Winner Jr. & Donna C Winner jointly share voting and dispositive power over the shares.
(5)
Manatuck Hill Partners, LLC is an investment adviser acting on behalf of its clients' accounts with investments in Manatuck Hill Scout Fund, LP, Manatuck Hill Mariner Master Fund, LP, and Manatuck Hill Navigator Master Fund, LP. Seward & Kissel LLP serves as the legal representative for these accounts.  Steve Orlov & Mark Broach share voting and dispositive power over the shares.

(6)	Hare & Co. is an investment advisor operating in the U.K., with offices in New York. Blackrock Investment Managers (UK) Ltd has voting and dispositive power over the shares.
(7)
The ownership reflected for David Gelbaum is the actual and beneficial ownership of The Quercus Trust.   The trustees of The Quercus Trust are Mr. David Gelbaum and Ms. Monica Chavez Gelbaum, each with shared voting and dispositive power over the shares held by this trust.

(8)	Includes 1,063,145 shares beneficially held by Dr. Igor Filipenko, a former director, and 236,711 shares beneficially held by his wife.

PROPOSAL ONE

ELECTION OF DIRECTORS

The following table identifies the individuals who have been nominated to serve as directors; specifies the class of stockholders who will be entitled to vote with respect to their election and specifies the annual meeting when their new term as a member of the board will expire.

Director Nominees

Name	To Be Elected By	Term Expires (If Elected)
Robert Averill	Common Stockholders	2013
Thomas Granville	Common Stockholders	2013

If a nominee becomes unable to serve, the proxies will vote for a board-designated substitute. The board has no reason to believe that any nominee will be unable to serve.

Voting on Director Nominees

A plurality of the votes cast by the holders of our common stock is required for the election of Messrs. Averill and Granville for terms of three years.

If you sign and return your proxy card, the individuals named as proxies on the card will vote your shares for the election of the nominees identified above unless you provide other instructions. You may withhold authority for the proxies to vote your shares on any or all of the nominees by following the instructions on your proxy card. If your shares are held in a brokerage account, your broker will vote your shares for the election of all nominees to be elected by your applicable class unless you provide specific instructions to your broker to the contrary.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.

Biographies of Directors and Director Nominees

The following biographies for our directors and director nominees include their recent employment, other directorships, education, year in which each joined the board and age as of the date of this Proxy Statement. See "Principal Stockholders" above for information regarding the number and percentage of shares of our Common Stock beneficially owned by each nominee as of March 17, 2010.

Director Nominees

Robert G. Averill, 70, standing for re-election, has served on our board of directors since February 2004. Mr. Averill is retired and principally involved in personal investments. He served as a director of Implex Corp., a New Jersey based developer and manufacturer of orthopedic implants that he co-founded in 1991 and then sold to Zimmer Holdings, Inc. From 1978 to 1991, Mr. Averill held a variety of executive positions with Osteonics Corp., a developer and manufacturer of orthopedic implants that he co-founded in 1978 and then sold to Stryker Corporation. From 1971 to 1977, Mr. Averill served as a director and held a variety of executive positions with Meditech Inc., a developer and manufacturer of orthopedic implants that he co-founded in 1971 and sold to 3M Corporation in 1975. Mr. Averill holds 28 patents on a variety of orthopedic devices and materials, and he is the co-author of several publications in the field of orthopedics. Mr. Averill holds two degrees from the Newark College of Engineering (BS-mechanical engineering, 1962 and MS-engineering management, 1966).  The Company has determined that Mr. Averill should serve as a director due to his extensive engineering and manufacturing background.

Thomas Granville, 65, standing for re-election, has served on our board of directors since February 2004. Mr. Granville served as the chairman of our board of directors from February 2004 through April 2005 when he agreed to accept full-time employment as our chief executive officer. Mr. Granville served as the president of a New York State elevator company that specialized in the installation and maintenance of elevators, escalators, moving walkways and other building transportation products. Mr. Granville also served 15 years as treasurer and ten years as the president of the National Elevator Industry Inc., a trade association that represents elevator manufacturers and contractors, where his duties included labor negotiations for national contracts and oversight duties to a $2.3 billion national pension fund. Mr. Granville has also been a partner, or the general partner, of a number of real estate partnerships that owned multi-family housing, commercial real estate and a cable television company. Mr. Granville is a 1967 graduate of Canisus College. (BA-Business Administration).   The Company has determined that Mr. Granville should serve as a director due to his position as senior executive officer of the Company, which gives him valuable insight, as well as his prior managerial experience which provides unique insight for the Board into the operations of the Company.

Continuing Directors

Michael Kishinevsky, 44, is an independent director who has served on our board since 2005. Mr. Kishinevsky is a Canadian lawyer who had been principally engaged in the practice of corporate and commercial law from 1995 until 2005, with a particular emphasis on the needs of Toronto’s Russian speaking population. For five years Mr. Kishinevsky served as general legal counsel for C&T. Mr. Kishinevsky currently serves as a director of Sunrock Consulting Ltd., a company he co-founded in 1995, that specializes in the import and distribution of carbon black and synthetic rubber. He is also the president and director of SunBoss Chemicals Corp., a corporation specializing in chemical additives for the custom rubber mixing industry. Mr. Kishinevsky is a 1989 graduate of the University of Calgary (B.Sc. in Cellular, Molecular and Microbial Biology and B.Sc. in Psychology) and a 1993 graduate of the University of Ottawa Law School. Mr. Kishinevsky was called to the bar in the Ontario courts in 1995 and is a member of the Law Society of Upper Canada.  The Company has determined that Mr. Kishinevsky should serve as a director due to his legal background as well as his import and distribution experience which provides expertise on the Board with regard to product distribution.

Howard K. Schmidt, Ph.D., 51, is an independent director, who has served on our board of directors since April, 2005. Dr. Schmidt is presently employed as a Petroleum Engineering Consultant at Saudi Aramco in Dhahran, Saudi Arabia.  Until August 2009, Schmidt was a Senior Research Fellow in the Department of Chemical and Biomolecular Engineering at Rice University in Houston, Texas. Between September, 2003 and March, 2008, he was the Executive Director of the Carbon Nanotechnology Laboratory (the “CNL”) at Rice University. Dr. Schmidt is an expert in the field of carbon nanotechnology and single-wall carbon nanotubes.  Before joining the CNL, Dr. Schmidt operated Stump Partners, a Houston-based consultancy firm and was involved in two Internet ventures. In 1989, Dr. Schmidt founded SI Diamond Technology, Inc., a company that received the prestigious R&D 100 Award from Research and Development Magazine in 1989, went public in 1993, and recently changed its name to Applied Nanotech Holdings, Inc. Dr. Schmidt holds two degrees from Rice University (BS-Electrical Engineering, 1980 and Ph.D.-Chemistry, 1986).  The Company has determined that Dr. Schmidt should serve as a director due to his unique and extremely invaluable technical knowledge in engineering.

Glenn Patterson, 56, was appointed to our board of directors in February 2004 and is currently elected to serve until our 2012 annual meeting.  He is currently president of HAP International Inc., an investment research and analysis company specializing in renewable and smart grid applications.   Mr. Patterson, in addition to Axion Power International Inc., sits as a director on Wired Sun, a privately held advanced PV thin film company and the Shopoff Properties Trust Inc., a publicly held REIT. He is also active in community events and is a member of the advisory board for the Oregon Chapter of the Cystic Fibrosis Foundation.  Until November 2004, Mr. Patterson was president of the Oregon Electric Group, an electrical power and technology services company based in Portland, Oregon. In September 2001, the Oregon Electric Group of which Mr. Patterson was a major owner, was sold to Montana-Dakota Resources, whose major subsidiaries includes electrical power generating, utility and distribution companies with operations in 40 states. Mr. Patterson graduated summa cum laude from Willamette University (BS-Economics) in 1975.  The Company has determined that Mr. Patterson should serve as a director due to his extensive background in power generation and electrical power areas.

Stanley A. Hirschman, 63, was elected to our board of directors as an independent director at our 2006 annual meeting. He is President and Director of Optex Systems Holdings, a manufacturer of optical sighting systems and assemblies primarily for Department of Defense (DOD) applications.  He is the former chairman of Mustang Software, Inc.  While at Mustang Software, Mr. Hirschman took a hands-on role in the planning and execution of the strategic initiative to increase stockholder value resulting in the successful acquisition of the company by Quintus Corporation.  During the past five years, Mr. Hirschman has also sat on the following Boards: Bravo Brands, 5G Wireless Communications, iWorld Projects & Services, Dalrada Financial, Datascension and South Texas Oil.  Prior to joining Optex Systems in 2008 he was president of CPointe Associates, a management consultancy. He has also held executive positions with Software Etc., T.J. Maxx, Gap Stores and Banana Republic. Mr. Hirschman is a member of the National Association of Corporate Directors, the KMPG Audit Committee Institute and is a graduate of the Harvard Business School Audit Committees in the New Era of Governance symposium.  He is active in community affairs and serves on the Advisory Board of the Salvation Army Adult Rehabilitation Centers.  The Company has determined that Mr. Hirschman should serve as a director due to his extensive corporate governance and finance experience as well as his wide experience as a public company director.

D. Walker Wainwright, 59, is an independent director who was appointed to our board of directors on January 15, 2007. He is Chairman of Interboro Insurance Company, a provider of personal lines insurance products in New York State. He is also the founder and chief executive of Wainwright & Co. LLC, an independent financial advisory firm and investment manager. The firm’s activities include the identification and assessment of alternative investments, the monitoring of these investments and the creation of proprietary portfolios. In this respect, the firm works with investment management firms, not-for-profit organizations and family offices as an independent consultant to create client-specific solutions. Wainwright & Co. also researches and reviews private investments, including private equity funds, to assist in determining their suitability for specific accounts or portfolios. Formerly a Managing Director in investment banking at Smith Barney, Inc. and at Kidder, Peabody & Co., Mr. Wainwright has over 35 years’ consulting, banking and investment banking experience. Having directed Kidder’s investment banking efforts in the Asia Pacific Region, he has extensive international experience and has lived in Australia and Lebanon. Mr. Wainwright began his career at Chemical Bank and, subsequently, the Schroder Group. He is a graduate of Stanford University (A.B. – 1972) and of Columbia University (M.B.A. – 1976).  The Company has determined that Mr. Wainwright should serve as a director due to his long term finance and banking experience.

David Anthony, 49, was elected to our board of directors by the then-current board of directors in September 2009 to fill one of the three new positions on the board created by the board of directors.  Mr. Anthony is an experienced entrepreneur, venture capitalist, and educator. He is Managing Director of 21 Ventures, a position he has held since 2003, and sits or has sat during the past five years on the boards of Agent Video Intelligence, ThermoEnergy, Clean Power, Solar Enertech, EFOI, Applied Solar 3GSolar, BioPetroClean, Juice Wireless, Open Energy and VOIP Logic. Prior to 21 Ventures, David launched Notorious Entertainment, a developer of multimedia brands. David received his MBA from The Tuck School of Business at Dartmouth College and a BA in Economics from George Washington University.  The Company has determined that Mr. Anthony should serve as a director due to his extensive experience in finance and related areas, as well as his vast experience of service as a public director.

Joseph P. Bartlett, 51, was elected to our board of directors by the then-current board of directors in September 2009 to fill one of the three new positions on the board created by the board of directors. Mr. Bartlett is counsel to the Quercus Trust and has practiced corporate and securities law since 1985.  From September 2004 until August 2008 he was a partner at Greenberg Glusker LLP in Los Angeles, California, and from September 2000 until September 2004 he was a partner at Spolin Silverman Cohen and Bartlett LLP.   Mr. Bartlett sits on the boards or has sat on the boards during the past five years of Applied Solar, and ThermoEnergy.  He graduated, magna cum laude, from the University of California, Hastings College of Law in 1985, and received an AB in English literature from the University of California at Berkeley in 1980.  The Company has determined that Mr. Bartlett should serve as a director due to his legal experience and his relationship to Quercus Trust.

Executive officers

The following table identifies our current non-director executive officers and specifies their respective ages and positions with the Company.

Name	Age	Position

Dr. Edward Buiel	38	Vice President and Chief Technology Officer
Philip S. Baker	62	Chief Operating Officer
Dr. Robert F. Nelson	69	Vice President, Manufacturing and Engineering
Charles R. Trego	59	Chief Financial Officer

Dr. Edward Buiel, Ph.D. was appointed chief of R&D in September 2005. Before joining our Company, Dr. Buiel served for 3-1/2 years as project leader for the Energy Storage Group of Meadwestvaco Corporation, one of the largest producers of activated carbon in the world. In this position Dr. Buiel’s team focused on developing activated carbon materials for electrochemical applications including Lithiumion batteries, organic ultracapacitors, and asymmetric lead-carbon capacitors. His responsibilities included managing a USCAR-Advanced Battery Consortium project to develop activated carbon materials for hybrid electric vehicle energy storage systems and managing a joint program with Sandia National Laboratories to develop lead-carbon capacitors for grid-connected energy storage systems. Previously, Dr. Buiel worked for nine months as a senior software engineer for Vasocor, Inc. and for 2-1/2 years as a Senior Research Engineer for the Automotive Carbon Group of Meadwestvaco Corporation. Dr. Buiel is a 1994 graduate of Queen’s University, Kingston, Ontario, where he earned a Bachelor of Science in Engineering and Physics, and a 1998 graduate of Dalhousie University, Halifax, Nova Scotia, where he earned a Ph.D. in Physics and wrote his doctoral thesis on “The Development of Disordered Carbon Materials as Anode Materials for Li-ion Battery Applications.”

Philip S. Baker joined the Company as COO on March 31, 2010.  He was with Santa Fe Springs CA-based Trojan Battery Company from 1997 to 2009. From 2006 to 2009 he was Senior Vice President and General Manager of a new battery facility for which he led all the phases of development and operations in Sandersville, GA. Baker guided the lead-acid battery plant from negotiations and permitting forward, and is considered to be an expert in quality control and documentation, productivity and the maximization of uptime, automation and the management of environmental issues. Prior to Sandersville, Baker served from 2001 to 2005 at the Trojan plant in Lithonia GA as Senior Vice President and General Manager, where he executed a turn-around in leadership, quality and output, introduced Kaizen events and Six-Sigma tools and improved productive output by 20% in critical bottleneck areas. Before Lithonia, Baker worked for Trojan in Santa Fe Springs as Director of Operations. He was with privately held Wyomissing PA-based Glen-Gery Corporation, a manufacturer of building materials where 700 employees reported upstream to him. He began his career at the Houston Brick & Tile Company after taking a degree in Ceramic Engineering from the Georgia Institute of Technology.

Dr. Robert F. Nelson, Ph.D. joined the Company as Vice President of Manufacturing Engineering in December 2007. Before joining Axion, Dr. Nelson worked for Firefly Energy, Inc. as a Technical Advisor and Senior Vice President of Engineering for 4-1/2 years. His primary function at Firefly was to implement the development and testing of VRLA cells and batteries. Before Firefly, Dr. Nelson was an independent consultant for six years, working with some 45 companies on materials and designs of VRLA batteries. Previous positions include three years at Bolder Technologies (1994-1997), three years at the International Lead Zinc Research Organization (where he organized and managed the Advanced Lead-Acid Research Organization, ALABC, from 1991 to 1994), one year at Portable Energy Products (a lead-acid startup company) and 13 years with Gates Energy Products, the innovator of VRLA technology. Over these 30 years, Dr. Nelson has five patents, has given invited presentations at some 35 international conferences and published 38 research papers in refereed journals. Before this, he spent 11 years in teaching and researching, lastly at the University of Georgia (1972-1977). Dr. Nelson is a 1963 graduate of Northwestern University with a B.A. in Chemistry (cum laude) and a 1967 graduate of the University of Kansas with a Ph.D. in Analytical Chemistry. During his academic career he gave presentations at over 30 international conferences and published more than 35 refereed papers dealing with organic electrochemistry.

Charles R. Trego joined the Company as CFO on March 31, 2010.  He most recently served as Executive Vice President and Chief Financial Officer of Minrad International, an Amex-listed pharmaceutical and medical device company in Orchard Park, NY. Minrad was acquired by India's Piramal Healthcare in early 2009, and Trego was an integral part of the acquisition strategy and managed the bridge financing through the transition. Prior to that, from 2005 to 2008, he was Senior Vice President and Chief Financial Officer of Elmira NY-based Hardinge Inc, a Nasdaq-listed global machine tool company ($327 million in annual revenue), and from 2003 to 2005 he was Chief Financial Officer and Treasurer of Latham NY-based Latham International ($180 million in annual revenue), a privately held manufacturer and marketer of swimming pool components. After taking a degree in accounting from the University of Dayton in 1972 and achieving his CPA designation in 1973, Trego earned an MBA from the University of Dayton in 1978. His career began with a position as Senior Auditor with Ernst & Whinney in Dayton, and continued with increasingly responsible positions with Ponderosa Inc, Bojangles of America, Rich Sea Pak, Rymer Foods and Rich Products Corporation. During his 14-year tenure as Chief Financial Officer at Rich Products, revenue increased from $650 million to more than $1.8 billion. He is experienced in M&A activities, supply chain processes, information systems, business partnering, team building, capital markets and risk management, as well as financial management best practices. While at Rich Products he was also actively involved in multiple aspects of operations.

CORPORATE GOVERNANCE

Presiding Director

Our Chief Executive Officer, Thomas Granville, acts as the presiding director at meetings of our board of directors. In the event that Mr. Granville is unavailable to serve at a particular meeting, responsibility for the presiding director function will rotate among the chairmen of each of the committees of our board of directors.

Corporate Governance

Our board of directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their duty to stockholders. Our board of directors is working to adopt and implement many “best practices” in the area of corporate governance, including separate committees for the areas of audit and compensation, careful annual review of the independence of our Audit and Compensation Committee members, maintenance of a majority of independent directors, and written expectations of management and directors, among other things.  In 2009, all incumbent directors other than David Anthony and Joseph Bartlett attended 75% of our meetings of the board of directors.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics, which has been distributed to all directors, officers, and employees and will be given to new employees at the time of hire. The Code of Business Conduct and Ethics contains a number of provisions that apply principally to our Chief Executive Officer, Chief Financial Officer and other key accounting and financial personnel. A copy of our Code of Business Conduct and Ethics can be found under the “Investor Information” section of our website at www.axionpower.com. We intend to disclose any amendments or waivers of our Code of Business Conduct and Ethics on our website at www.axionpower.com.

Communications with the Board of Directors

Stockholders and other parties who are interested in communicating with members of our board of directors, either individually or as a group, may do so by writing to Thomas Granville, c/o Axion Power International, Inc, 3601 Clover Lane, New Castle, Pennsylvania, 16105. Mr. Granville will review all correspondence and forward to the appropriate members of the board of directors copies of all correspondence that, in the opinion of Mr. Granville, deals with the functions of the board of directors or its committees or that he otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters should be immediately brought to the attention of our audit committee and will be handled in accordance with procedures established by that committee.

Director Independence

Our board of directors has determined that six of our directors would meet the independence requirements of the American Stock Exchange if such standards applied to the Company. In the judgment of the board of directors, Messrs. Granville, Bartlett and Anthony do not meet such independence standards. In reaching its conclusions, the board of directors considered all relevant facts and circumstances with respect to any direct or indirect relationships between the Company and each of the directors, including those discussed under the caption “Certain Relationships and Related Transactions” below. Our board of directors determined that any relationships that exist or existed in the past between the Company and each of the independent directors were immaterial on the basis of the information set forth in the above-referenced sections.

Board Committees

The board of directors currently has three standing committees: the audit committee, the compensation committee, and the technology committee. These committees are responsible to the full board.

Audit Committee – Our board of directors has created an audit committee that presently consists of Mr. Hirschman, Mr. Wainwright and Dr. Schmidt. Mr. Hirschman serves as chairman of the audit committee. All members have a basic understanding of finance and accounting, and are able to read and understand fundamental financial statements. The board of directors has determined that all members of the audit committee would meet the independence requirements applicable to NYSE Amex listed companies although such standards do not apply to our company. Our board of directors has also determined that based on work history none of our current committee members meet the definition of an “Audit Committee Financial Expert” as defined in Item 407(d)(5)(ii) under Regulation S-K, promulgated under the Securities Exchange Act of 1934. The audit committee has the sole authority to appoint, review and discharge our independent registered public accounting firm. The audit committee reviews the results and scope of the audit and other services provided by our independent registered public accounting firm, as well as our accounting principles and our system of internal controls, reports the results of their review to the full board of directors and to management, and recommends to the full board of directors that the our audited consolidated financial statements be included in our Annual Report on Form 10-K.

The audit committee met 9 times during the year-ended December 31, 2009. The audit committee charter can be found on our website under About Axion; Corporate Governance / Committees, at www.axionpower.com.

Compensation Committee – Our board of directors has created a compensation committee that presently consists of Messrs. Averill, Patterson, Kishinevsky and Wainwright. Mr. Averill serves as chairman of the compensation committee. The compensation committee exercises our board of director’s authority concerning compensation of the executive management team and non-employee directors and administers our stock-based incentive compensation plans. The compensation committee typically meets in separate sessions independently of board meetings. The compensation committee typically schedules telephone meetings as necessary to fulfill its duties. The chairman establishes meeting agendas after consultation with other committee members and Mr. Thomas Granville, our Chief Executive Officer. Subject to supervision by the full board of directors, the compensation committee administers our 2004 Incentive Stock Plan. Our Chief Executive Officer and other members of management regularly discuss our compensation issues with compensation committee members. Subject to compensation committee review, modification and approval, Mr. Granville typically makes recommendations respecting bonuses and equity incentive awards for the other members of the executive management team. The compensation committee establishes all bonus and equity incentive awards for Mr. Granville in consultation with other members of the management team.   Our board of directors has determined that all members of the compensation committee would meet the independence requirements applicable to NYSE Amex listed companies although such standards do not apply to us.

The compensation committee conducted one formal meeting during the year ended December 31, 2009. In addition, the compensation committee met periodically and informally with our CEO throughout the year ended December 31, 2008. The compensation committee charter can be found on our website under “About Axion; Corporate Governance; Committees,” at www.axionpower.com.

Technology Committee – Our board of directors has created a technology committee that consists of Messrs. Averill and Granville. Mr. Averill serves as chairman of the technology committee. The technology committee provides board-level oversight, guidance and direction to our R&D staff, supervises the activities of our Technical Advisory Board, evaluates and makes recommendations with respect to the acquisition and licensing of complementary and competitive technologies and supervises the activities of our intellectual property lawyers.

The technology committee did not formally meet during the year-ended December 31, 2009 but it did meet informally with our CTO and other members of the R&D and manufacturing teams during the year-ended December 31, 2009.

We do not have a nominating committee – Given the relatively small size of our board of directors and the desire to involve the entire board of directors in nominating decisions, we have elected not to have a separate nominating committee, and the entire board of directors currently serves that function. With respect to director nominees, our board of directors will consider nominees recommended by stockholders that are submitted in accordance with our By-Laws. We do not have any specific minimum qualifications that our board believes must be met by a board recommended nominee for a position on our board of directors or any specific qualities or skills that our board believes are necessary for one or more of our directors to possess. We also do not have a specific process for identifying and evaluating nominees for director, including nominees recommended by security holders. The board has not paid fees to any third party to identify or evaluate potential board nominees.

Board nominations

Stockholders wishing to bring a nomination for a director candidate before a stockholders meeting must give written notice to our Corporate Secretary, either by personal delivery or by United States mail, postage prepaid. The stockholder’s notice must be received by the Corporate Secretary not later than (a) with respect to an Annual Meeting of Stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting, and (b) with respect to a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of the meeting is first given to stockholders. The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC, including the written consent of the person proposed to be nominated to being named in the proxy statement as a nominee and to serving as a director if elected. The stockholder’s notice must also set forth as to the stockholder making the nomination (i) the name and address of the stockholder, (ii) the number of shares held by the stockholder, (iii) a representation that the stockholder is a holder of record of stock of the Company, entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person named in the notice, and (iv) a description of all arrangements or understandings between the stockholder and each nominee.

Stockholder Communications with the Board of Directors

Stockholders may communicate directly with the board of directors or any board member by writing to them at Axion Power International, Inc., 3601 Clover Lane, New Castle, PA 16105, C/O Secretary, Michael Kishinevsky. The outside of the envelope should prominently indicate that the correspondence is intended for the board of directors or for a specific director. The secretary will forward all such written communications to the director to whom it is addressed or, if no director is specified, to the entire board of directors.

Director Attendance at Annual Meetings of Stockholders

We encourage our directors to attend annual meetings, although such attendance is not required.   Seven directors attended the 2009 Annual Meeting.

PROPOSAL TWO

TO RATIFY THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010

The Audit Committee has selected EFP Rotenberg, LLP, to serve as the independent registered public accounting firm for us for our fiscal year ending December 31, 2010. The board of directors seeks to have the stockholders ratify the selection of EFP Rotenberg, LLP, which is the successor by merger to Rotenberg & Co, LLP, which served as our independent public accountants since January 25, 2008 until the October 2009 merger.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On October 2, 2009, the Company received notice that its current auditors, Rotenberg and Co., LLP, had resigned in connection with their merger with EFP Group. The Company has engaged the new firm resulting from the merger, EFP Rotenberg, LLP, to continue as the Company's independent registered public accounting firm. All of the partners and employees of Rotenberg and Co., LLP and EFP Group have joined the new firm, EFP Rotenberg, LLP.

The reports of Rotenberg and Co., LLP as of and for the fiscal years ended December 31, 2007 and for the period from inception (September 18, 2003) through December 31, 2007, contained an explanatory paragraph indicating that there was substantial doubt as to the Company's ability to continue as a going concern. Other than such qualification, no report of Rotenberg and Co., LLP for the past two fiscal years and the subsequent interim period preceding the resignation of Rotenberg and Co., LLP contained an adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period preceding the resignation of Rotenberg and Co., LLP, there were no disagreements with Rotenberg and Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

On October 9, 2009, the Board of the Company approved the engagement of EFP Rotenberg, LLP of Rochester, New York, to be the Company's independent registered public accountant effective October 1, 2009. We engaged EFP Rotenberg, LLP as our new independent accountant concurrent with the merger of EFP Group and Rotenberg and Co., LLP. Prior to such engagement, during the two most recent fiscal years, the Company has not consulted the newly engaged independent registered public accountant for any matter.

The Company provided Rotenberg and Co., LLP with a copy of the disclosure relating to this change in its certifying accountant and requested that Rotenberg and Co., LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree, a copy of which was filed as Exhibit 16.1 to the Amendment No. 2 to Form 8-K, filed with the Securities and Exchange Commission on October 21, 2009.

Current Principal Accountant’s Presence at This Year’s Annual Meeting of Stockholders

Representatives of EFP Rotenberg, LLP, are expected to be present at this year’s annual meeting. They will be given an opportunity to make a statement if it is their desire to do so, and they will be available to respond to appropriate questions from stockholders.

Vote Required for Proposal Two

The ratification of the selection of independent registered public accounting firm must be approved by a majority of the votes actually cast by holders of our common stock, present in person or represented by proxy at the annual meeting and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF EFP ROTENBERG, LLP, AS INDEPENDENT PUBLIC ACCOUNTANTS FOR US FOR FISCAL YEAR 2010.

PROPOSAL THREE

TO AMEND OUR CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES FROM 100 MILLION TO 125 MILLION SHARES

Our Certificate of Incorporation currently provides us with the authority to issue up to 112,500,000 shares of stock, of which 100,000,000 shares are designated as common stock, par value $.0001 per share and 12,500,000 are designated as preferred stock, par value $.0001 per share. As of April 16, 2010, we had 84,653,302 shares of common stock issued and outstanding, and had issued 15,157,493 vested options and warrants.

The board believes it to be generally in the best interests of us and our stockholders to amend our Certificate of Incorporation, to increase the authorized number of shares of stock by 25, 000,000, from 112,500,000 shares to 137,500,000 (the “Proposed Amendment”), all 25,000,000 shares of additional stock to be designated common stock. Therefore, by action of the board of directors taken on April 14, 2010, the board of directors adopted a proposed Certificate of Amendment to our certificate of incorporation, increasing the number of authorized shares of common stock from 100,000,000 to 125,000,000, increasing the total number of authorized shares from 112,500,000 to 137,500,000.

The board of directors believes that the proposed increase in the number of authorized shares of common stock will provide us with the flexibility we need to conduct our business.  The board of directors also believes that this amendment will provide us with greater flexibility in capitalization, including potential future equity and/or convertible debt offerings (which would have a dilutive effect) and consideration for strategic acquisitions, by increasing authorized capital to allow issuance of additional shares of common stock, though except as stated above, there are no current finalized arrangements by us that would result in the issuance of the additional authorized shares, nor do we have any current plans to enter into a business combination or merger.

The additional shares of common stock for which authorization is sought will have the same terms and rights as the shares of common stock now authorized. Subject to applicable provisions of law, the proposed additional shares of common stock may be issued at such time and on such terms and conditions as the board may determine without further approval by the stockholders.

Issuance of the proposed shares of common stock, under certain circumstances, could discourage, or make more difficult, an attempt to gain control of us and thereby possibly have the effect of lowering our stockholders’ return on their investments by not giving then the opportunity to realize what would most likely be a premium on the sale of our stock in the event of such a takeover. We have no current plans, arrangements or understandings regarding the issuance of any of the additional shares of common stock (other than upon the exercise or conversion by holder of our currently outstanding derivative securities) for which authorization is sought and there are no other negotiations pending with respect to the issuance thereof for any purpose.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES.

Fees of Independent Registered Public Accounting Firm

The following table sets forth the fees billed through January 2010 for services rendered by EFP Rotenberg, LLP. During fiscal years ended December 31, 2009 and 2008, respectively. The table does not reflect $52,250 in fees accrued but not paid for 2009 and 2008.

Fee Category	EFP Rotenberg, LLP (1) 2009 Fees	Rotenberg & Co. LLP 2008 Fees
Audit Fees (2)	$81,507	$94,524

Audit-Related Fees (3)-registration statement consents	$4,586	$13,686

Tax Fees	$14,000	$20,375

All Other Fees	$0	$0

(1)  On October 8, 2009, Axion Power International, Inc. received notice that its current auditors, Rotenberg and Co., LLP, had resigned in connection with their merger with EFP Group, which was effective as of October 1, 2009.  The Company has engaged the new firm resulting from the merger, EFP Rotenberg, LLP, to continue as the Company's independent registered public accounting firm.  All of the partners and employees of Rotenberg and Co., LLP and EFP Group have joined the new firm, EFP Rotenberg, LLP.  EFP Rotenberg, LLP is currently registered with the PCAOB.

(2) Audit Fees are fees for professional services performed by EFP Rotenberg, LLP and Rotenberg & Co. LLP for the audit of our annual consolidated financial statements and review of consolidated financial statements included in our 10-Q filings billed during the fiscal years ended December 31, 2009 and 2008, respectively.

(3) Fees paid in connection with the issuance of consents for registration statements.

Audit Committee Preapproval of Registered Public Accounting Firm Services

Our independent registered public accounting firm will provide audit, review and attest services only at the direction of, and pursuant to engagement fees and terms approved by, the audit committee. Such engagement will be pursuant to a written proposal, submitted to the audit committee for review and discussion. If acceptable, the audit committee will engage the independent registered public accounting firm pursuant to a written retention agreement, duly approved by the audit committee. As proscribed by Section 10A(g) of the Securities Exchange Act of 1934, certain non-audit services may not be provided by our independent registered public accounting firm, including bookkeeping or other services related to our accounting records or financial statements; financial information systems design and implementation; appraisal or valuation services, fairness opinions, or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions or human resource functions, broker or dealer, investment adviser, or investment banking services; legal services and expert services unrelated to the audit; and any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

The audit committee has reviewed the proposed retention for compliance with three basic principles, violations of which would impair the independent registered public accounting firm’s independence: (1) an independent registered public accounting firm cannot function in the role of management, (2) an independent registered public accounting firm cannot audit his or her own work, and (3) an independent registered public accounting firm cannot serve in an advocacy role for our company. If the audit committee determines that the proposed retention does not and will not violate these principles, it may authorize, in writing, the retention of the independent registered public accounting firm for the agreed scope of non-audit services and compensation structure.

The Company does not currently have an audit committee financial expert due to the various experiences of those directors on its audit committee.  Due to the Company’s limited resources and stage of development, it is not able to select from as large a pool of potential directors as other public companies and seeks to attract those directors, who present an overall composite of characteristics beneficial to the Company.  At this time, the Company has not been successful in finding a director with the sought profile who would also qualify as an audit committee financial expert.  Furthermore, in order to compensate for the lack of a financial expert, the audit committee engages consultants with financial expertise in specific areas on an as-needed basis. Although the Company has no current plans to seek an individual who so qualifies, it will re-examine this priority in future years as appropriate and certainly should it become so necessary in compliance with future regulatory requirements.

AUDIT COMMITTEE REPORT

The following report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference to any filing under the Securities Act of 1933 and is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

For the year ended December 31, 2009, the audit committee was composed of Mr. Hirschman, Dr. Schmidt and Mr. Wainwright. For the year ended December 31, 2009, all members of the audit committee would have met the independence requirements of the American Stock Exchange if such standards applied to our company.

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2009 Annual Report on SEC Form 10-K with the Company's management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Committee discussed with the independent auditors their independence from the Company and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and considered the compatibility of non-audit services with the auditors' independence. In addition, the Committee discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Respectfully submitted on by the members of the Audit Committee of the Board of Directors:

Mr. Stanley A. Hirschman
Howard K. Schmidt, Ph.D. Mr. D. Walker Wainwright

The Members of the Audit Committee
of the Board of Directors

COMPENSATION COMMITTEE REPORT

The following report is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

The Compensation Committee of the Board of Directors (the "Committee") is composed of non-employee directors.  The Committee's primary responsibility is to assist the Board in discharging its responsibilities for compensating the Company's executives.  The goals of the Committee's compensation policies pertaining to executive officers are to provide a competitive level of salary and other benefits to attract, retain and motivate highly qualified personnel, while balancing the desire for cost containment. The Committee believes that its compensation policies achieve these goals.

The Committee seeks to reflect a balance between providing rewards to executives while at the same time effectively controlling costs.

This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference to any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under either of such acts except to the extent that the Company specifically incorporates this information by reference.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Robert G. Averill, Chairman
Glenn Patterson
Michael Kishinevsky
D. Walker Wainwright

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned by or paid to our Named Executive Officers with respect to the year ended December 31, 2009.  The Named Executive Officers are as shown. We did not have any non-equity incentive plans, pension plans or deferred compensation plans during the year ended December 31, 2009.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	All Other Compensation ($) (4)	Total Compensation ($)
Thomas Granville CEO and Director (5)	2009	324,000				23,458	347,458
Thomas Granville CEO and Director (5)	2008	324,000	250,000		79,872	31,493	685,365
Edward Buiel Vice President and CTO	2009	180,000				18,230	198,230
Edward Buiel Vice President and CTO	2008	180,000	125,000	141,500	95,436	16,920	558,856
Donald Hillier CFO (6)	2009	150,000				19,643	169,643
Donald Hillier CFO (6)	2008	86,538		166,500	179,244	10,274	442,556
Andrew C Conway, Jr CFO (7)	2008	92,308			20,625		112,933
Robert Nelson VP Manufacturing Eng.	2009	132,000				7,408	139,408
Robert Nelson VP Manufacturing Eng.	2008	132,000				16,582	148,582

1.	Salaries are presented as the contractual amount earned for the year, regardless of date of payment.

2.	Discretionary bonuses are not made pursuant to any specific bonus plan. Bonuses cited were awarded and paid in 2008.

3.	Stock and option awards were granted pursuant to the individual employment contracts. Options are valued using the Black-Scholes-Merton option pricing model.

4.
Other compensation includes Company perquisites relating to car allowances, use of company cars, accrued vacation payments, moving expenses with related gross-up, other earned compensation, as well as healthcare premiums paid under the group health plan.

5.
During 2008, $627,375 of the compensation reported to Mr. Granville was remitted to Gallagher Elevator Co. (Gallagher) pursuant to his 2005 employment contract.  Remaining payments were remitted directly to Mr. Granville through our payroll department.

6.
Mr. Hillier joined the Company on June 19, 2008.  Salary and other compensation cited for 2008 reflects the apportionment of these expenses based on his dates of service for that year. Mr. Hillier served as our CFO throughout fiscal year 2009 and was terminated as the Company’s CFO on February 5, 2010.

7.	Mr. Conway resigned from his position as our Chief Financial Officer in June 2008.

Employment Agreements

During 2008, we entered into executive employment agreements with Thomas Granville, Edward Buiel, and Donald Hillier (who was terminated from employment on February 5, 2010). These agreements generally require each executive to devote substantially all of his business time to our affairs, establish standards of conduct, prohibit competition with our company during their term, affirm our rights respecting the ownership and disclosure of patents, trade secrets and other confidential information, provide for the acts and events that would give rise to termination of such agreements and provide express remedies for a breach of the agreement. Each of our executives will participate in our standard employee benefit programs, including medical/hospitalization insurance as in effect from time to time. Each of the covered executives will generally receive an automobile allowance and reimbursement for all reasonable business expenses incurred by him on behalf of the Company in the performance of his duties.  The provisions of the individual agreements are summarized below:

•
Under the terms of his employment agreement effective June 2008, which has a term of two years and terminates on May 31, 2010 and a potential term extension to May 31, 2011, Mr. Granville receives an annual salary of $324,000, an annual car allowance of $9,000, a signing bonus of $250,000, bonuses as determined by the compensation committee, and a 5-year option to purchase 90,000 shares of our common stock at a price of $2.50 per share that vests over 24 months beginning in June 2008.

•
Under the terms of his employment agreement effective June 2008, which had a term of two years and terminates on May 31, 2010 and a potential term extension to May 31, 2011, Mr. Buiel receives an annual salary of $180,000, an annual car allowance of $6,000, a signing bonus of $110,000 and a future extended term bonus of $50,000 if the executive is still in the employ of the Company on June 1, 2011, bonuses as determined by the compensation committee, and a 5-year option to purchase 100,000 shares of our common stock at a price of $2.50 per share with 50% cliff vesting on each of December 31, 2009 and December 31, 2010 respectively.  Mr. Buiel also received 30,000 shares of the Company's common stock vesting during December 2009, and 50,000 shares of the Company's common stock to vest on June 15, 2011.

•
Under the terms of his employment agreement effective June 2008, which had a term of three years, Mr. Hillier received an annual salary of $150,000, an annual car allowance of $9,000, bonuses as determined by the compensation committee, and a 5-year option to purchase 180,000 shares of our common stock at a price of $2.50 per share that vests over 36 months beginning in June 2008.  Mr. Hillier also received 90,000 shares of the Company's common stock with vesting to occur in equal 30,000 shares on the next 3 anniversary dates of his employment agreement.  Mr. Hillier served as our CFO throughout fiscal year 2009 and was terminated as the Company’s CFO on February 5, 2010.

•
Under the terms of his employment agreement effective December 2007, which has a term of two years, Dr. Nelson receives an annual salary of $132,000 and bonuses as determined by the compensation committee. In addition, Dr. Nelson receives an option to purchase 108,000 shares of our common stock at a price of $5.00 per share and 36,000 shares of restricted common stock, each that vest over three years from the effective date of his employment agreement.

Warrants

As of March 17, 2010, we have 13,865,433 outstanding warrants that represent potential future cash proceeds to our company of $18,979,625. The warrants are divided into seven classes that are presently exercisable and expire at various times over the next 60 months. The following table summarizes the number of warrants in each class, the anticipated proceeds from the exercise of each class, and the expiration date of each class.

Warrant Series	Number of Warrants	Exercise Price	Anticipated Proceeds	Expiration Date
Series V Warrants	680,000	$4.00	$2,720,000	December 31, 2011
Series VI Warrants	989,363	$6.00	$5,936,178	March 31, 2011
2007 Bridge Warrants	183,755	$2.35	$431,824	December 31, 2012
2008 Conversion-Warrants	580,940	$2.60	$1,510,444	June 29, 2013
2008 Quercus	10,000,000	$0.75	$7,500,000	June 29, 2013
2008 Derivatives	1,385,714	$0.57	$789,857	June 29, 2013
2009 Bridge Warrants	27,240	$2.00	$54,480	August 12, 2014
2009 Bridge Warrants	18,421	$2.00	$36,842	December 8, 2014
Total	13,865,433		$18,979,625

The Board of Directors on August 21, 2009 approved the issuance of warrants to purchase not more than 1,600,000 shares of common stock at an exercise price of $2.00 per share and a term of two years to the C&T Group. At the date of this prospectus these warrants have not yet been issued pending "mutual understanding" between the parties.

The holders of warrants are not required to exercise their rights at any time prior to the expiration date and we are unable to predict the amount and timing of any future warrant exercises. We reserve the right to temporarily reduce the exercise prices of our warrants from time to time in order to encourage the early exercise of the warrants.

Stock Options

As of March 17, 2010, we have 1,692,270 outstanding stock options that represent potential future cash proceeds to our company of $4,615,779. The outstanding options include1,007,955 options that are currently vested and exercisable, or 1,019,205 that will become vested and exercisable within 60 days, and represent potential future cash proceeds to our company of $3,081,353 and $3,109,478, respectively. The remaining options will vest and become exercisable over the next three years. The following table provides summary information on our outstanding options.

	Vested Option Grants			Unvested Option Grants
	Shares	Price	Proceeds	Shares	Price	Proceeds
Incentive Plan options	33,050	$3.65	$120,480	0	$0	$0
Directors’ Plan options	201,555	$2.33	468,838	215,565	$1.39	300,051
Contract options to officers	634,250	$3.36	2,133,125	168,750	$2.87	484,375
Contract options to consultants and employees	139,100	$2.58	358,910	300,000	$2.50	750,000
Total	1,007,955	$3.06	$3,081,353	684,315	$2.24	$1,534,426

The holders of options are not required to exercise their rights at any time and we are unable to predict the amount and timing of any future option exercises. We reserve the right to temporarily reduce the exercise prices of our options from time to time in order to encourage the early exercise of the options.

Nonqualified deferred compensation

We had no non-qualified deferred compensation plans during year ended December 31, 2009.

Post-Termination Compensation

We have not entered into change in control agreements with any of our named executive officers or other members of the executive management team, although our employment agreements with certain members of management do call for immediate vesting of options upon a 50% change in control. No awards of equity incentives under our 2004 Incentive Stock Plan or awards of options under our 2004 Outside Directors Stock Option Plan provide for immediate vesting upon a change in control other than a restricted stock grant of 36,000 shares issued to Robert Nelson. However, the compensation committee has the full and exclusive power to interpret the plans, including the power to accelerate the vesting of outstanding, unvested awards.  A “change in control” is generally defined as (1) the acquisition by any person of 30% or more of the combined voting power of our outstanding securities or (2) the occurrence of a transaction requiring stockholder approval and involving the sale of all or substantially all of our assets or the merger of us with or into another corporation.

Director Compensation

The following table provides information regarding compensation paid to non-employee directors for services rendered during the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (3)	Total ($)
Thomas Granville	(2)
Dr. Igor Filipenko (4)	0			0
Robert G. Averill	42,500			42,500
Dr. Howard K. Schmidt	40,000			40,000
Michael Kishinevsky	36,500			36,500
Glenn Patterson	36,500		33,396	69,896
Stanley A. Hirschman	44,500		33,396	77,896
D. Walker Wainwright	45,000		33,396	78,386
David Gelbaum (5)	0			0
David Anthony (5)	0			0
Joseph Bartlett (5)	0			0

1.	Fees are presented based on the amount earned. All fees presented have been paid in full as of January 8, 2010.

2.
Mr. Granville received no compensation during 2009 for his service as a Director, as he served as our CEO during that time period.  For a summary of the compensation received by him as CEO during 2009, see Summary Compensation Table above.

3.
Three directors were reelected to serve on the Board of Directors at the Annual Meeting held on June 25, 2009.  Each director reelected received 42,855 five-year options with an exercise price of $1.40 per share, pursuant to the 2004 Outside Directors Stock Option Plan. The options granted shall vest at the rate of 14,285 per year commencing on the date of the company's annual meeting, so long as the director serves as a member of the board on the date of such meeting. The options are valued using the Black-Scholes-Merton option pricing model.

4.	On January 11, 2010, Dr. Igor Filipenko gave notice of his resignation as a director of the Company, effective immediately.

5.
David Gelbaum, David Anthony and Joseph Bartlett were added to the Board as a condition of the Quercus Trust Amendment to Warrants and Securities Purchase Agreement. These members received no compensation for 2009.  Mr. Gelbaum resigned as a director on March 3, 2010.

The members of our board of directors are actively involved in various aspects of our business ranging from relatively narrow board oversight functions to providing hands-on guidance to our executives and scientific staff with respect to matters within their personal experience and expertise. We believe that the active involvement of all directors in our principal business and policy decisions increases our board of directors’ understanding of our needs and improves the overall quality of our management decisions. In recognition of the substantial time and personal effort that we require from our directors, we have adopted director compensation policies that provide for higher director compensation than is typically found in companies at our early stage of development.

Only nonmanagement directors are compensated separately for service as members of our board of directors. Each of our nonmanagement directors received the following components of compensation for the period January 1, 2009 through December 31, 2009:

•	A basic annual retainer of $25,000 for service as a director;

•	A supplemental retainer of $6,000 for service as chairman of any committee;

•	A supplemental annual retainer of $3,000 for service as a committee member;

•	A meeting fee of $1,500 per day for each board or committee meeting attended in person or $500 for each board or committee meeting attended by telephone; and

•	Reimbursement for all reasonable travel, meals and lodging costs incurred on our behalf.

At our 2004 annual meeting, our stockholders ratified a stock option plan for independent directors that authorized the issuance of options to purchase $20,000 of our common stock for each year of service as a director. At our 2005 annual meeting, the number of shares reserved for issuance under the outside directors’ stock option plan was increased to 500,000.

For the years ended December 31, 2009, 2008, 2007, 2006, 2005 and 2004, we issued 128,585, 179,555, 0, 60,000, 70,000 and 54,000, options pursuant to our directors’ stock option plan, respectively. Of this total, no options were exercised during the year ended December 31, 2009, 193,555 options are currently vested and exercisable at a weighted average price of $2.27 per share and 116,000 options are unvested and will be exercisable at a weighted average price of $1.38 per share.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Directors

Robert Averill—financing transactions-2009 . In August of 2009 we structured a short term bridge loan with certain of our directors and investors, the “Secured Bridge Loan”, secured by all of our intellectual property. Under the arrangement, we received funding of $800,000 through September 30, 2009, with $600,000 invested by Robert Averill, one of our directors. The Secured Bridge Loan had an original maturity date of December 31, 2009; a loan origination fee equal to 8% of the original loan, which was paid at maturity; 3,405 warrants upon occurrence of the loan issuable for each $100,000 invested and exercisable at $2.00 until August 12, 2014. Anti-dilution provisions apply to the warrants. On or about December 8, 2009, we borrowed an additional $541,666 from Robert Averill, one of our directors, on substantially similar terms to the bridge loans in August 2009. The new bridge loan bears no interest but has a fee of 8% of the principal amount thereof. The holders of these notes had the right to convert the note together with interest, into any security sold by us in an institutional offering. Robert Averill converted $171,353 of the principal amount and fee into an investment in us as part of the December 22, 2009 private placement, and $970,313 plus $29,688 in fees was repaid in December of 2009. Upon repayment of the note, all conversion rights terminated.

Transactions with Executive Management

 See the “Executive Compensation” section for a discussion of the material elements of compensation awarded to, earned by or paid to our named executive officers. Other than as stated in the “Executive Compensation” section, we have not entered into any transactions with executive management.

LEGAL PROCEEDINGS

Taylor Litigation and Bankruptcy Court Litigation

On February 10, 2004, Lewis “Chip” Taylor, Chip Taylor in Trust, Jared Taylor, Elgin Investments, Inc. and Mega-C Technologies, Inc. (collectively the “Taylor Group”) filed a lawsuit in the Ontario Superior Court of Justice Commercial List (Case No. 04-CL-5317) that named Tamboril, Axion Power Corporation, and others as defendants (the “Taylor Litigation”). As discussed more fully below, by virtue of orders entered on February 11, 2008 and June 9, 2008 by the Bankruptcy Court in the Mega-C bankruptcy case, as confirmed by a judgment entered on November 10, 2009, this action against us is subject to the permanent injunction of the confirmed Chapter 11 Plan of Mega-C.  On April 14, 2009, the Ontario Superior Court entered an order dismissing us from the Taylor Litigation.

In April 2004, we filed an involuntary Chapter 11 petition against Mega-C in the U.S. Bankruptcy Court for the District of Nevada (Case No. 04-50962-gwz). In March 2005, the Bankruptcy Court appointed William M. Noall (“Noall”) to serve as Chapter 11 Trustee for the Mega-C case. On June 7, 2005, the Chapter 11 Trustee commenced an adversary proceeding against Sally Fonner (“Fonner”), the trustee of the Mega-C Trust (Adversary Proceeding No. 05-05042-gwz), demanding, among other things, the turnover of at least 7,327,500 shares held by the Mega-C Trust as property of the bankruptcy estate. On July 27, 2005, we commenced an adversary proceeding against Noall and Fonner (Adversary Proceeding No. 05-05082-gwz).

On December 12, 2005, we entered into the Settlement Agreement with Mega-C, represented by Chapter 11 Trustee Noall, and the Mega-C Trust, represented by its trustee Fonner.

The Settlement Agreement was approved by the Bankruptcy Court after a hearing in an order dated February 1, 2006. Certain terms were subject to confirmation and effectiveness of Mega-C’s Chapter 11 plan of reorganization. On November 8, 2006, the Bankruptcy Court entered an order confirming the Chapter 11 plan. The confirmed Chapter 11 plan was subsequently substantially consummated on November 21, 2006. The Settlement Agreement was fully incorporated in the confirmed Chapter 11 plan. The plan is fully effective and substantially consummated. Accordingly, all pending and potential disputes between the parties have been resolved.

The litigation settlement and releases provided by the Chapter 11 plan are now binding on Mega-C, the Chapter 11 trustee, the Taylor Group and all other parties described in the plan of reorganization. In an order entered on February 11, 2008, the Bankruptcy Court granted our motion for partial summary judgment, holding that the alleged “oral” agreement creating rights or interests in the Technology in favor of the Taylor Group never existed and, even if it had, the Taylor Group transferred any such rights to the Debtor which were then transferred to us by the confirmed Chapter 11 plan. The Bankruptcy Court held that the Taylor Group has no interest in or rights to the Technology. The Bankruptcy Court held that any attempts to claim an interest in or contest our title to the Technology are contrary to the permanent injunction of the Chapter 11 plan. The Bankruptcy Court held that the Taylor Litigation against us is barred by the permanent injunction of the confirmed Chapter 11 plan.

In orders entered on June 9, 2008, the Bankruptcy Court mandated that the Taylor Group litigation against us be dismissed. On June 18, 2008, the Taylor Group filed a notice of appeal from these orders. The Taylor Group signed a pleading consenting to dismiss us from the Taylor Group litigation in Canada.  On June 27, 2008, we filed a notice of cross-appeal from the Bankruptcy Court’s orders denying our request for sanctions and our request to hold the Taylors in contempt of court for their failure to comply with the permanent injunction of the confirmed Chapter 11 plan.  The Taylors’ appeal and our cross-appeal have been dismissed as interlocutory by the Bankruptcy Appellate Panel for lack of jurisdiction.  On February 10, 2009, the Taylors filed a second motion to vacate the February 11, 2008 order granting summary judgment in our favor. At a hearing on the Taylors’ second motion to vacate the February 11, 2008 summary judgment order on April 23, 2009, the Bankruptcy Court denied the Taylors’ motion in its entirety.  The order denying the Taylors’ second motion to vacate and judgment were entered on November 10, 2009.

In connection with a related adversary proceeding in the Bankruptcy Court, the Liquidation Trustee and the Taylors entered into a settlement agreement whereby, among other things, the Taylors agreed to withdraw virtually all of their claims as creditors and shareholders in the Mega C bankruptcy case, dismiss their appeals from the confirmation order and dismiss their appeal from the Settlement Agreement.    The Taylors’ appeals from the confirmation order and from the settlement agreement have now been dismissed.  The Ninth Circuit dismissed the appeal from the Settlement Agreement by a group identifying themselves as the “Unaffiliated Shareholders”. The Ninth Circuit awarded double costs on appeal to the Company.  The Unaffiliated Shareholders’ appeal from the Confirmation Order has also been dismissed.  As a result, all appeals from the Settlement Agreement and the Confirmation Order have been resolved in the Company’s favor.

By virtue of the confirmed Chapter 11 plan, all of the Mega-C’s right, title and interest, if any, in the technology was transferred to us. By virtue of the February 11, 2008 orders of the Bankruptcy Court, as subsequently confirmed in the judgment entered on November 10, 2009, the Taylor Group has no interest in or rights to the technology.  By virtue of the April 14, 2009 order from the Ontario Superior Court, the Taylor Litigation has been dismissed against us.  The Taylors filed a notice of appeal from the November judgment, which is pending in the Bankruptcy Appellate Panel for the Ninth Circuit.  We filed a cross-appeal from the portion of the judgment denying Axion’s requests for sanctions and to hold the Taylors in contempt.

Contingent Shares

We agreed to sell 1,000,000 shares of common stock to a foreign partnership, Mercatus & Partners Limited at a price of $2.50 per share as part of a group of comparable transactions where the purchaser planned to contribute a portfolio of small public company securities to a pair of offshore funds in exchange for fund units, and then use the fund units as security for bank financing that would be used to pay for the underlying securities. Contrary to the terms and conditions of our agreement, the foreign partnership was in possession of a stock certificate representing these 1,000,000 shares; however, completion of the transaction was contingent upon receipt of the proceeds from the foreign partnership, which were not received. The 1,000,000 shares were recovered on December 4, 2007 and forwarded to Continental Stock Transfer Agency for cancellation, which took place that same month.

In connection with the offering described above, four holders of warrants to purchase shares of our common stock agreed to exercise their warrants to purchase, in the aggregate, 301,700 shares of common stock (the “Incompletely Exercised Warrant Shares”) for the purpose of selling them to the foreign partnership in a transaction that was substantially similar to the one we entered into with the same foreign partnership. These shares were to be issued to the foreign partnership upon receipt of payment, which was in turn contingent upon the foreign partnership tendering the payment of the purchase price for these shares. Contrary to the terms and conditions of their agreements, the foreign partnership transferred the shares to two of its creditors who both hold the shares as holders-in-due-course.

On or about March 15, 2010, Axion Power International, Inc., Traci and William Ahearn, Sally Fonner and Dr. James Smith (“Axion and the Four Shareholders”) have entered into a settlement agreement with Banca M.B., Sp.A. under which Banca M.B. Sp.A. has paid to Axion and the Four Shareholders the sum of Four Hundred and Ninety Thousand Dollars in full settlement of all claims.  As part of this settlement, the case against Banca M.B., Sp.A. by Axion and the Four Shareholders has been dismissed with prejudice; however, the cases against Mr. Masi and Brown Brothers Harriman & Company are continuing.  Axion and the Four Shareholders also have a judgment in the amount of $1,500,000 against Mercatus & Partners, Ltd. and Stephano Cevolo which is being domesticated in Italy with the intention of being executed against the assets of both Mercatus & Partners, Ltd. and Mr. Cevolo in Italy.

SECTION 16(a) REPORTING COMPLIANCE DISCLOSURE

Section 16(a) of the Securities Exchange Act requires our directors, our executive officers, and any persons holding more than 10 percent of our common stock to file reports of their initial ownership of our common stock and any subsequent changes in that ownership with the SEC and us. Specific due dates for these reports have been established and we are required to disclose in this Proxy Statement any failure to file, or late filing, of such reports with respect to fiscal year 2009.

To our knowledge, based solely on a review of the Section 16(a) reports furnished to us and written representations that no other reports were required to be filed pursuant to Section 16(a) and the related rules of the SEC, for transactions occurring in fiscal year 2009, our officers, directors and holders of more than 10% of our common stock filed all Section 16(a) reports on a timely basis, other than as described below.  For transactions occurring in fiscal year 2009, one or more Forms 4 (Statement of Changes of Beneficial Ownership) was inadvertently filed late for each of the following persons, as indicated: Mr. Robert Averill, a member of our board of directors (three filings disclosing a total of three transactions); Stanley Hirschman, a member of our board of directors (one filing disclosing three transactions); D. Walker Wainwright, a member of our board of directors (one filing disclosing four transactions, including one in 2008 and three in 2009); Glenn Patterson, a member of our board of directors (1 filing disclosing 10 transactions including 1 in 2007, 4 in 2008 and 5 in 2009), and 2nd Amended Trust for the Benefit of Security Holders of Mega-C Power Corporation, a person holding more than 10 percent of our common stock (two filings disclosing a total of none transactions).  For transactions occurring in fiscal year 2009, one or more transactions were not reported on Form 4: James Winner (1 transaction), Hare Advisors (1 transaction), Manatuck Hill Partners, LLC (1 transaction), and Igor Filipenko (1 known transaction).

OTHER BUSINESS

Except for the matters described herein, as of the date of this Proxy Statement, the board of directors does not intend to present any other business for action at the annual meeting and knows of no other matters to be presented at the annual meeting that are proper subjects for action by the stockholders. However, if any other business should properly come before the annual meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy in accordance with the best judgment of the person acting under the proxy.

DIRECTOR CANDIDATE NOMINEES FOR 2011 ANNUAL MEETING

Stockholders wishing to propose nominees for directors for next year’s Annual Meeting of Stockholders should submit such proposed nominees to us by the date that stockholder proposals for next year’s Proxy Statement must be received, which is 120 days before the date on which next year’s proxy statement will be mailed, which the Company anticipates will be on or about May 1, 2011. Refer to “Stockholder Proposals for Annual Meeting in 2011.” All nominees proposed by stockholders will be considered by the board of directors in making its nominations for directors, but not every proposed nominee will be accepted. Stockholders also have the right to nominate persons for election as directors in accordance with procedures set forth in our By-Laws.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

If a stockholder wishes to submit a stockholder proposal pursuant to Rule 14a-5(e) of the Exchange Act for inclusion in our Proxy Statement for the 2011 Annual Meeting of Stockholders, we must receive such proposal and supporting statements, if any, at our principal executive office at a reasonable time before we begin to print our annual meeting proxy statement. A stockholder’s notice to our secretary must set forth as to each matter the stockholder proposes to bring before the 2011 Annual Meeting of Stockholders: (1) a brief description of the business desired to be brought before the 2011 Annual Meeting of Stockholders; (2) the reason(s) for conducting such business at the 2011 Annual Meeting of Stockholders; (3) the name and record address of the stockholder proposing such business; (4) the class and number of our shares that are beneficially owned by the stockholder proposing such business; and (5) any financial interest in the proposed business of the stockholder proposing such business.

If a stockholder wishes to submit a stockholder proposal outside of Rule 14a-5(e) to be brought before the 2011 Annual Meeting of Stockholders, the stockholder must give timely notice in writing to our secretary. We must receive such notice at our principal executive office not less than 60 days nor more than 90 days prior to the date of the 2011 Annual Meeting of Stockholders, pursuant to our By-Laws.

Such proposals should be submitted in writing to: Axion Power International, Inc., 3601 Clover Lane, New Castle, PA 16105.

QUESTIONS

Proposals

You should rely only on the information contained in or incorporated by reference in this Proxy Statement to vote on the proposals herein. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than the date hereof, and the mailing of this Proxy Statement to our stockholders shall not create any implication to the contrary.

If you have any questions regarding the proposals discussed in this Proxy Statement, you should contact: Axion Power International, Inc. 3601 Clover Lane, New Castle, PA 16105.

Common Stock

If you have any questions with respect to voting your shares, or if you would like additional copies of this Proxy Statement, you should contact our transfer agent:

Continental Transfer & Trust
17 Battery Place
New York, NY 10004

FOR MORE INFORMATION

We file quarterly and annual reports on Form 10-Q and Form 10-K, respectively, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we file at the Commission’s public reference room, located at 100 F Street NE, Washington, D.C. 20549. Please call the Commission at (800) 732-0330 for further information on the public reference room. Our Commission filings are also available to the public via: (1) commercial document retrieval services; (2) the Commission’s website, www.sec.gov ; and (3) our website, www.axionpower.com ..

FINANCIAL STATEMENTS AVAILABLE

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC is available without charge upon written request to: 3601 Clover Lane, New Castle PA 16105; Attn: Investor Relations.

HOUSEHOLDING INFORMATION

As permitted by the SEC’s proxy statement rules, we will deliver only one copy of our 2009 Annual Report to Shareholders or this proxy statement to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of our annual reports or proxy statements may request delivery of a single copy. Such a request must be directed to the Shareholders Department of the transfer by mail to Continental Transfer & Trust, 17 Battery Place, New York, NY 10004, Attention: Shareholders Department. Each request must include the name of the stockholder, the name of his brokerage firm and the account number of his brokerage account. Please allow 72 hours from receipt by the transfer agent for any such request to take effect.

SIGNATURES

By Order of the Board of Directors,

/s/ Thomas Granville THOMAS GRANVILLE
Chief Executive Officer
May 3, 2010

PROXY
AXION POWER INTERNATIONAL, INC.

The undersigned hereby appoints Thomas Granville and Charles Trego, and each of them, with full power of substitution, to vote for and on behalf of the undersigned at the annual meeting of stockholders of Axion Power International, Inc. to be held on June 9, 2010, and any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote on the following issues as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE MATTERS DESCRIBED ON THE REVERSE SIDE.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF

AXION POWER INTERNATIONAL, INC.

June 9, 2010

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Nominees for directors:

COMMON STOCKHOLDERS VOTE FOR THE TWO DIRECTORS DIRECTLY BELOW

Robert Averill
FOR ☐	AGAINST ☐	ABSTAIN ☐

Thomas Granville
FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To ratify the selection of EFP Rotenberg as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010;

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.  To increase authorized shares of Common Stock from 100,000,000 to 125,000,000 shares.

FOR ☐	AGAINST ☐	ABSTAIN ☐

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS.

Signature of Shareholder: ________________________________________________

Date: ________________________________________________

Signature of Shareholder: ________________________________________________

Date:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.  Any proxies which are signed and returned but for which one or more items are left blank will be considered to be a vote FOR the items which are left blank.

Nonvoting Item:

Please print Change of Address in the box provided below: